EXHIBIT 4.10



                                                                 EXECUTION COPY

                            AMENDMENT NO. 1 TO THE
                         NOTE PURCHASE AGREEMENT


                                          Dated as of January 26, 1998

            AMENDMENT NO. 1, dated as of January 26, 1998, to the NOTE PURCHASE AGREEMENT dated as of November 24, 1997 (as amended, supplemented or otherwise modified through the date hereof and as may be further amended, supplemented or otherwise modified from time to time, the "NOTE PURCHASE AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined) among CAI Wireless Systems, Inc., a Connecticut corporation (the "COMPANY"), the Subsidiary Obligors named therein (the "SUBSIDIARY OBLIGORS" and together with the Company, the "OBLIGORS") and Merrill Lynch Global Allocation Fund, Inc. (the "PURCHASER").

            PRELIMINARY STATEMENTS:

            (1) The Company has requested that the Purchaser purchase from the Obligors, on the Amendment Effective Date provided for in Section 2, an additional Note in the principal amount of $2,000,000.

            (2) Subject to the terms and conditions of this Amendment No. 1, the Purchaser has agreed to purchase such additional Note, and the Obligors and the Purchaser have agreed to amend the Note Purchase Agreement as hereinafter set forth.

            SECTION 1. AMENDMENT. The Note Purchase Agreement is, effective as of the date first above written and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

            (a) Section 1 is amended by deleting the figure $25,000,000 in the first line thereof and substituting for such figure the figure "$27,000,000".

            (b) Section 2 is amended by deleting the figure $25,000,000 in the third line thereof and substituting for such figure the figure "$27,000,000".

            (c) Section 4.16 is amended by adding in the parenthetical therein before the word "the" the phrase "as amended, supplemented or otherwise modified hereafter from time to time with the consent of the Purchaser."

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      (d)   The definition of "Commitment Fee" in Schedule I to the Note
      Purchase Agreement is amended by deleting the figure "$250,000" therein and substituting for such figure the figure "$270,000".

            SECTION 2. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Amendment shall become effective on and as of the date (the "AMENDMENT EFFECTIVE DATE") that the Purchaser shall have received the following, each dated such date (unless otherwise specified), in form and substance satisfactory to the Purchaser (unless otherwise specified):

            (a) Certified copies of (i) the resolutions of the Board of Directors of each Obligor approving this Amendment and the matters contemplated hereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby.

            (b) A certificate of the Secretary or an Assistant Secretary of each Obligor certifying the names and true signatures of the officers of such Obligor authorized to sign this Amendment and the other documents to be delivered hereunder.

            (c)   Counterparts of this Amendment executed by each Obligor.

            (d) A new Note (the "NEW NOTE") in the form of Exhibit A to the Note Purchase Agreement in the principal amount equal to $2,000,000 duly executed by each Obligor.

            (e) Favorable opinions of counsel for each Obligor in form and substance satisfactory to the Purchaser to the effect, among other things, that:

                  (i) Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) This Amendment and the New Note have been duly authorized, executed and the New Note and the Note Purchaser Agreement, as amended by this Amendment, are the legal, valid and binding obligation of each Obligor, enforceable against such Obligor in accordance with its terms.

            (f) A certificated signed by a duly authorized officer of the Company stating that:

                  (i) The representations and warranties contained in Section 3 hereof and in each Note Document are correct on and as of the date of such certificate as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate; and

                  (ii) No event has occurred and is continuing that constitutes a Default.

            SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. Each of the Obligors represents and warrants that:

            (a) The Company and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation.

            (b) Except as set forth on Schedule 4.6 to the Note Purchase Agreement, the execution, delivery and performance by each of the Obligors of this Amendment, the New Note and each of the other Note Documents, as amended hereby, to which it is or is to be a party and the consummation of the transactions contemplated hereby do not and will not
      (i) contravene such Obligor's charter or bylaws (or equivalent organizational documents), (ii) violate any law, statute, rule or regulation, including without limitation the Communications Act, FCC Rules and those relating to copyright, or any order, writ, judgment, injunction, decree, determination or award in any manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, including, without limitation, the Senior Note Indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Obligor, any of its Subsidiaries, CS Wireless, TelQuest, or any of their properties in any manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iv) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties or revenues of any Obligor or any of its Subsidiaries.

            (c) Except as set forth on Schedule 4.6 to the Note Purchase Agreement, no order, consent, approval, license, validation or authorization of, or registration, filing or declaration with, or any exemption by any Governmental Authority or public body or authority or any subdivision thereof or any other third party including any radio, television or other license, Permit, certificate or approval granted or issued by the FCC or any other Governmental Authority (including any MDS, MMDS, ITFS, business radio, earth station or experimental licenses or permits issued by the FCC) is required for the due execution, delivery, recordation, filing or performance by any Obligor of this Amendment, the New Note or any other Note Document, as amended hereby, to which it is or is to be a party.

            (d) This Amendment and the New Note have been duly executed and delivered by each Obligor. This Amendment, the New Note and each of the other Note Documents, as amended hereby, to which such Obligor is a party are legal, valid and binding obligations of each Obligor, enforceable against such Obligor in accordance with their respective terms.

            (e) Except as disclosed on Schedule 5.7 to the Note Purchase Agreement and the letter to the Company dated January 22, 1998 from Conseco Capital Management, Inc., there are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Obligors, threatened against or affecting the Company or any of its Subsidiaries or any property or revenues of the Company or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that (i) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) purports to adversely affect this Amendment, the New Note, any of the other Note Documents, as amended hereby or any of the transactions contemplated hereby.

            SECTION 4. USE OF PROCEEDS. Each Obligor agrees that it shall use the proceeds of the New Note solely in accordance with the Approved Budget.

            SECTION 5. REFERENCE TO AND EFFECT ON THE NOTE DOCUMENTS. (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Note Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Note Purchase Agreement, and each reference in the other Note Documents to "the Note Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as amended hereby.

            (b) Upon the effectiveness of this Amendment, on and after the date hereof each reference in each Note Document to "the Notes", "thereunder", "thereof" or words of like import referring to the Notes, shall mean and be a reference to the Notes which shall include the New Note.

            (c) Except as specifically amended above, the Note Purchase Agreement and the Notes, and all other Note Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

            (d) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Purchaser under any of the Note Documents, nor, except as expressly provided herein, constitute a waiver of any provision of any of the Note Documents.

            SECTION 6. COSTS, EXPENSES. The Obligors agree to pay on demand all reasonable costs and expenses of the Purchaser in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Purchaser) in accordance with the terms of Section 14.1 of the Note Purchase Agreement.

            SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

            SECTION 8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              AMI LICENSE CORP.
                              ATLANTIC MICROSYSTEMS, INC.
                              BALTIMORE CHOICE TELEVISION, INC.
                              BALTIMORE LICENSE, INC.
                              BUFFALO CHOICE TELEVISION, INC.
                              BUFFALO LICENSE, INC.
                              CAI DATA SYSTEMS, INC.
                              CAI SATELLITE COMMUNICATIONS, INC.
                              CAI WIRELESS INTERNET, INC.
                              COMMONWEALTH CHOICE TELEVISION, INC.
                              COMMONWEALTH LICENSE, INC.
                              CONNECTICUT CHOICE TELEVISION, INC.
                              CONNECTICUT LICENSE, INC.
                              EASTERN NEW ENGLAND TV, INC.
                              EASTERN NEW ENGLAND LICENSE, INC.
                              GREATER ALBANY WIRELESS SYSTEMS, INC.
                              GREATER ALBANY LICENSE, INC.
                              GREENSBORO CHOICE TELEVISION, INC.
                              GREENSBORO LICENSE, INC.
                              HAMPTON ROADS WIRELESS, INC.
                              HAMPTON ROADS LICENSE, INC.
                              LONG ISLAND CHOICE TELEVISION, INC.
                              LONG ISLAND LICENSE, INC.
                              MEMPHIS CHOICE TELEVISION, INC.
                              MEMPHIS LICENSE, INC.
                              MMDS SATELLITE VENTURES, INC.
                              NEW YORK CHOICE TELEVISION, INC.
                              NEW YORK LICENSE, INC.
                              ONONDAGA WIRELESS, INC.
                              PC LICENSE, INC.
                              PHILADELPHIA CHOICE TELEVISION, INC.
                              PITTSBURGH CHOICE TELEVISION, INC.
                              PITTSBURGH LICENSE, INC.
                              ROCHESTER CHOICE TELEVISION, INC.
                              ROCHESTER LICENSE, INC.
                              SPRINGFIELD CHOICE TELEVISION, INC.
                              SPRINGFIELD LICENSE, INC.


                              By:   /S/
                                   James P. Ashman
                                   Executive Vice President

                              SYRACUSE CHOICE TELEVISION, INC.
                              SYRACUSE LICENSE, INC.
                              WASHINGTON CHOICE TELEVISION, INC.
                              WASHINGTON LICENSE, INC.
                              WINSTON-CHOICE LICENSE, INC.
                              WINSTON-SALEM CHOICE TELEVISION, INC.


                              By:   /S/
                                   James P. Ashman
                                   Executive Vice President


                              CAI WIRELESS SYSTEMS, INC.



                              By:   /S/
                                   James P. Ashman
                                   Executive Vice President and
                                   Chief Financial Officer



                              CAI/AMI SPECTRUM MANAGEMENT, INC.



                              By:   /S/
                                   Timothy J. Santora
                                   President



                              CAI CT HOLDINGS CORP.
                              COMMUNICATIONS TRANSPORT, INC.
                              CAI DEVELOPMENT, INC.



                              By:   /S/
                                   John J. Prisco
                                   President

The foregoing is hereby
agreed to as of the
date first above written.

MERRILL LYNCH GLOBAL
      ALLOCATION FUND, INC.


By__/S/_____________________________
      Name:  Bryan N. Ison
      Title: Vice President



Address: Merrill Lynch Asset Management
            800 Scudders Mill Road
            Plainsboro, NJ 08536
Telecopier: (609) 282-6916
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                           SCHEDULE TO EXHIBIT 4.10

      The following Amendments 2 through 5 have been entered among the parties set forth in Amendment No. 1 to the Note Purchase Agreement, through June 29, 1998, the date of filing of the Company's Annual Report on Form 10-K for the fiscal year ended march 31, 1998, which amendments differ materially from Amendment No. 1 in the manner described below (capitalized terms used herein and in the Amendments and not otherwise defined herein and therein, shall have the meanings ascribed to such terms in the Note Purchase Agreement to which the Amendments relate):

(a) Amendment No.2 to the Note Purchase Agreement dated as of February 17, 1998. Amendment No. 2 increased the principal amount of 13% Senior Secured Notes to $45,000,000; extended the Maturity Date of the 13% Senior Secured Notes to June 1, 1998; and increased the Commitment Fee to $720,000.

(b) Amendment No. 3 to the Note Purchase Agreement dated as of June 1, 1998. Amendment No. 3 extended the Maturity Date of the 13% Senior Secured Notes to June 15, 1998 and increased the Commitment Fee to $730,000.

(c) Amendment No. 4 to the Note Purchase Agreement dated as of June 15, 1998. Amendment No. 4 extended the Maturity Date of the 13% Senior Secured Notes to June 24, 1998.

(d) Amendment No. 5 to the Note Purchase Agreement dated as of June 24, 1998. Amendment No. 4 extended the Maturity Date to June 30, 1998.